Schedule A

FUNDS

As of the Effective Date, with respect to each Fund listed below, the investment management fee shall be accrued daily and calculated in accordance with the following schedule:

Average Daily Net Assets	Annual Rate
Fund net assets up to and including $2.5 billion	0.60000%
Fund net assets greater than $2.5 billion up to and including $5 billion	0.58500%
Fund net assets greater than $5 billion up to and including $7.5 billion	0.57000%
Fund net assets greater than $7.5 billion up to and including $10 billion	0.55500%
Fund net assets greater than $10 billion up to and including $15 billion	0.54000%
Fund net assets greater than $15 billion	0.51000%

Fund	Effective Date:
First Trust Bloomberg R&D Leaders ETF (RND)	April 26, 2024
First Trust S&P 500 Economic Moat ETF (EMOT)	June 26, 2024
First Trust New Constructs Core Earnings Leaders ETF (FTCE)	September 27, 2024

As of the Effective Date, with respect to each Fund listed below, the investment management fee shall be accrued daily and calculated in accordance with the following schedule:

Average Daily Net Assets	Annual Rate
Fund net assets up to and including $2.5 billion	0.85000%
Fund net assets greater than $2.5 billion up to and including $5 billion	0.82875%
Fund net assets greater than $5 billion up to and including $7.5 billion	0.80750%
Fund net assets greater than $7.5 billion up to and including $10 billion	0.78625%
Fund net assets greater than $10 billion	0.76500%

Fund	Effective Date:
First Trust Small Cap BuyWrite Income ETF (FTKI)	February 20, 2025

As of the Effective Date, with respect to each Fund listed below, the investment management fee shall be accrued daily and calculated in accordance with the following schedule:

Average Daily Net Assets	Annual Rate
Fund net assets up to and including $2.5 billion	0.2500%
Fund net assets greater than $2.5 billion up to and including $5 billion	0.2438%
Fund net assets greater than $5 billion up to and including $7.5 billion	0.2375%
Fund net assets greater than $7.5 billion up to and including $10 billion	0.2313%
Fund net assets greater than $10 billion up to and including $15 billion	0.2250%
Fund net assets greater than $15 billion	0.1250%

Fund	Effective Date:
First Trust Balanced Income ETF	March 31, 2025